Exhibit 99.2

Material Sciences Corporation 2200 East Pratt Boulevard Elk Grove Village, IL 60007 847-439-2210

NEWS RELEASE

Material Sciences Corporation to be Acquired by an Affiliate of New Star Metals for $12.75 Per Share

ELK GROVE VILLAGE, Ill. — January 9, 2014 – Material Sciences Corporation (NASDAQ: MASC), a leading provider of material-based solutions for acoustical and coated applications (“MSC” or the “Company”), announced today that it has entered into a definitive merger agreement with Zink Acquisition Holdings Inc. (“Parent”) and Zink Acquisition Merger Sub Inc. (“Merger Sub”), which are affiliates of New Star Metals Inc. and Insight Equity Holdings LLC, a private equity firm headquartered in Southlake, Texas. Pursuant to the merger agreement, Parent will acquire all of the outstanding shares of common stock of MSC for $12.75 per share in cash, representing a fully diluted equity value of approximately $139 million. The $12.75 per share price represents a premium of approximately 13.6% over the closing price of $11.22 on January 8, 2014 and 27.6% over the volume-weighted average share price during the 90-day period prior January 8, 2014.

“The Board of Directors and I have great confidence that this deal represents the best interests of our stockholders, company and employees,” said Cliff Nastas, Material Sciences Corporation’s Chief Executive Officer. “It should be pointed out that this transaction is a direct reflection of the hard work, dedication and sacrifice that each MSC employee has made for the continued success of the Company over many years. We are excited to combine with New Star Metals under Insight Equity’s ownership to grow the business and better serve our customers.”

“We are excited to bring MSC onto the New Star team. MSC has great product offerings which furthers New Star’s long term goal to build a value-added metals processing company. We look forward to working with MSC’s talented employees and blue chip customers,” said Patrick Murley, Chief Executive Officer of New Star Metals Inc.

The MSC Board of Directors, after receiving advice from MSC’s outside financial and legal advisors, including an opinion delivered by MSC’s financial advisor to the Board of Directors as to the fairness of the per share merger consideration to MSC’s stockholders, unanimously approved the transaction and recommended that MSC stockholders approve the transaction. In addition, each of Frank L. Hohmann III, a member of MSC’s Board of Directors, and Privet Fund LP and Privet Fund Management LLC, which collectively beneficially own shares of MSC common stock representing approximately 19% of the outstanding shares of MSC common stock, have entered into a voting agreement with Parent, pursuant to which such shareholders have agreed to vote in favor of the adoption of the merger agreement and the approval of the merger. Ryan J. Levenson, a member of MSC’s Board of Directors, is the managing member of Privet Fund Management LLC.

MSC may solicit acquisition proposals from third parties for a 35-day “go-shop” period through February 12, 2014. The transaction is subject to customary closing conditions, including the receipt of stockholder approval and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. MSC intends to file a proxy statement with the Securities and Exchange Commission containing additional information. Upon completion of the acquisition, MSC will become a private company.

Parent has secured committed financing consisting of a combination of equity and debt. The equity financing will be provided by New Star Metals Inc. and the debt financing will be arranged by PNC Bank, National Association and GSO Capital Partners LP. Robert W. Baird & Co. is acting as financial advisor to MSC and Katten Muchin Rosenman LLP is acting as legal advisor to MSC. Moelis & Company is acting as financial advisor to Parent and New Star Metals and Hunton & Williams LLP is acting as legal advisor to Parent and New Star Metals.

About MSC

Material Sciences Corporation is a leading provider of material-based solutions for acoustical and coated applications. The Company uses its expertise in materials, which it leverages through relationships and a network of partners, to solve customer-specific problems. Its stock is traded on the NASDAQ Capital Market under the symbol MASC.

About New Star Metals

New Star Metals (www.newstarmetals.com) provides steel processing, building products and supply chain management across a diverse array of end markets. Based in the Chicago area, New Star Metals operates through its four divisions: Electric Coating Technologies, Premier Resource Group, World Class Corrugating and Canfield Coating.

Cautionary Note for Forward-Looking Statements

Statements in this press release regarding the proposed transaction between Parent, Merger Sub and the Company, the expected timetable for completing the transaction, the potential benefits of the transaction, and other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “guidance,” “projection” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other important factors could cause the Company’s actual results, performance and achievements to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, uncertainties as to the timing of the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that alternative acquisition proposals will be made; the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger, including the necessary approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; the disruption of management’s attention from the Company’s ongoing business operations due to the merger; the effect of the announcement of the merger on the Company’s relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors set forth from time to time in the Company’s other filings with the SEC, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Additional Information and Where to Find It

In connection with the proposed merger and required stockholder approval, the Company will file a proxy statement with the SEC. THE COMPANY’S STOCKHOLDER’S ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MATERIAL SCIENCES CORPORATION AND THE MERGER. The Company’s stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Material Sciences Corporation with the SEC may be obtained free of charge from the Company’s website at www.matsci.com, or by directing a request to the Company at 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007, Attn: James Pawlak.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on May 30, 2013. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

Contacts

Company Contact

Material Sciences Corporation

James D. Pawlak, Vice President, Chief Financial Officer, 847-439-2210

OR

Media Contact

SM Berger & Company

Stanley Berger or Andrew Berger, 216-464-6400

New Star Contact

Patrick Murley, Chief Executive Officer, 630-560-3264